SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2013

GRID PETROLEUM CORP.

(Exact name of Company as specified in its charter)

Nevada	000-53276	30-0690324
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
999 18th Street, Suite 3000, Denver, CO 80202
(Address of principal executive offices)
Phone: (303) 952-7658
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Grid Petroleum Corp.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Jacolitos Project

On July 31, 2013, Grid Petroleum Corp., (the “Company”), entered into a Project Purchase Agreement (the “Purchase Agreement”) with Xploration, Inc., a Nevada corporation (“Xploration”) to acquire a twenty five percent (25%) working interest (WI) and a fourteen percent (14%) net royalty interest (“NRI”) in five hundred sixteen (516) acres in the Coalinga California area identified as the Jacolitos Project.

Pursuant to the terms and conditions of the Purchase Agreement, the Company, shall acquire the Jacolitos Project Property through a purchase agreement for a total purchase price of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”).

The foregoing summary description of the terms of the Purchase Agreement and Preferred Share may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which are filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No. Description

10.1

Purchase Agreement between Grid Petroleum Corp., and Xploration Inc., dated July 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRID PETROLEUM CORP.
Date: August 2, 2013	By: /s/ Tim DeHerrera
Tim DeHerrera
Chairman of the Board of Directors